UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd., St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Centene Corporation (the “Company”) is registering 353,350 shares (the “Shares”) of its common stock, par value $0.001 per share, under the Company’s registration statement on Form S-3ASR (File No. 333-238050) (the “Registration Statement”), filed with the filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2020, as supplemented by a prospectus supplement, dated as of January 4, 2022, filed with the Commission on January 4, 2022. The Shares are issuable to certain former employees and other service providers of Magellan Health Inc., a Delaware corporation (“Magellan”) and employees of certain former affiliates of Magellan upon the exercise of certain outstanding stock options and the settlement of certain outstanding restricted stock units that were originally issued by Magellan that the Company will assume in connection with its previously announced acquisition of Magellan.

The Company is filing this report to provide the legal opinion of counsel as to the validity of the Shares, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: January 4, 2022	By:	/s/ Christopher Koster
Christopher Koster
Executive Vice President, General
Counsel and Secretary